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                                                                       Exhibit 1


                            JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $.001 per share of PCSupport.com, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.


     The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of January 20, 2000.

                                   CGTF, LLC

                                   By: HUNDRED ACRE DREAMS, INC.,
                                         its Managing Member


                                   By: /s/ ANTOINETTE GRAVES
                                      ---------------------------------
                                           ANTOINETTE GRAVES
                                           President


                                   HUNDRED ACRE DREAMS, INC.


                                   By: /s/ ANTOINETTE GRAVES
                                      ---------------------------------
                                           ANTOINETTE GRAVES
                                           President


                                   /s/ ANTOINETTE GRAVES
                                   ------------------------------------
                                   ANTOINETTE GRAVES